SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        Ocotober 3, 2003
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Unocal Corporation announced that its oil and gas production for the third quarter of 2003 is expected to be lower than previously forecasted mainly from startup issues at the West Seno deepwater development project in Indonesia. Production volumes were also negatively affected by higher host country production shares in Asia, a return to Daily Contract Quantity level production in Thailand as PTT Public Co., Ltd. reduced nominations, and divestitures and production declines in the U.S. Lower 48.

For the third quarter, worldwide production is expected to be about 3 to 5 percent below the previously expected range of between 460,000 and 470,000 barrels of oil equivalent ("BOE") per day. Worldwide fourth quarter 2003 production is expected to range between 430,000 and 440,000 BOE per day. The fourth quarter forecast reflects the West Seno delays, the sale of nearly 7,000 BOE per day of equity production from the Company's holdings in Tom Brown, Inc. and Matador Petroleum Corporation, and the expected close of the sale of more than 20,000 BOE per day of production to Forest Oil Corporation and others during the fourth quarter.

West Seno Production Issues

The slower than anticipated ramp-up in West Seno production is related mainly to the facilities and start-up operations. The reservoir is performing as predicted, and the Company is encouraged by what it sees in terms of oil pay thickness and initial well performance. The Company expects to achieve peak gross production rates of 35,000 to 45,000 BOE per day from Phase 1, rising to 55,000 to 65,000 BOE per day when Phase 2 is completed.

The Company experienced a series of facility-related processing issues that have been corrected. A chemical treatment to minimize oil/water emulsions during surface processing has proven to be effective and is now being utilized, allowing existing wells to come up to full production levels. The Company has completed six wells, which are currently producing 17,000 BOE per day, including 15,000 barrels of oil. Estimated actual gross production for the third quarter from West Seno averaged 5,000 BOE per day. The Company had expected average production of nearly 20,000 BOE per day from West Seno in the third quarter. The Company will now bring on additional development wells, which is expected to ramp up gross production from the field up to 30,000 to 35,000 BOE per day by year-end.

The Company's share of West Seno production will be approximately 85 percent of gross production during the early cost recovery period.

Outlook: 2004 and beyond

The Company anticipates that the delays at West Seno should not affect the expected 2004 worldwide production outlook of 450,000 to 460,000 BOE per day. The Company is encouraged as it begins bringing on-line its inventory of development projects and continues to move forward on existing discoveries.

                                    * * * * *

This filing contains certain forward-looking statements about future production. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's 2002 Form 10-K and other reports filed with the U.S. Securities and Exchange Commission.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  October 6, 2003                           By:  /s/ JOE D. CECIL
      -------------------                       -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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